UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 19, 2005


                             CHARMING SHOPPES, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


        PENNSYLVANIA                   000-07258                 23-1721355
        ------------                   ---------                 ----------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


      450 WINKS LANE, BENSALEM, PA                                  19020
      ----------------------------                                  -----
(Address of principal executive offices)                         (Zip Code)


        Registrant's telephone number, including area code (215) 245-9100


                                 NOT APPLICABLE
                                 --------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

     On May 19, 2005, Charming Shoppes, Inc. (the "Company") announced that it has entered into a definitive agreement to acquire Crosstown Traders, Inc. ("Crosstown"), a direct marketer of women's apparel, footwear, and specialty gifts, from JPMorgan Partners, the private equity arm of J.P. Morgan Chase & Co. The acquisition was approved by the Company's Board of Directors and, subject to regulatory approval and certain closing conditions, the transaction should be completed during the second quarter of the current fiscal year.

     Under terms of the agreement, the Company will pay approximately $218 million in cash for Crosstown, plus the assumption of Crosstown's' debt. In conjunction with the closing of the transaction, the Company plans to securitize a substantial portion of Crosstown's accounts receivable. The proceeds from the securitization are expected to approximate the amount of Crosstown's indebtedness, which will be retired at closing.

     The transaction will be financed with existing cash and borrowings under the Company's revolving credit facility. Concurrent with this transaction, the Company is negotiating with its lenders for an amended and restated committed credit facility in the amount of $375 million for a period of five years. The new facility is expected to provide additional liquidity on significantly improved terms compared to the Company's current $300 million revolving credit facility, which is scheduled to expire in August 2008.

     Crosstown Traders, Inc. operates eleven catalog titles, with 2004 revenues of approximately $460 million. The majority of Crosstown's revenues are derived from the catalog sales of women's apparel, of which plus-sizes is an important component, as well as footwear and accessories. the Company plans to continue operating Crosstown as a separate entity, which will remain at its Tucson, Arizona headquarters.

     Banc of America Securities LLC acted as exclusive financial advisor to the Company in connection with this transaction. Crosstown Traders, Inc. was introduced to the Company by its investment bankers at J.P. Morgan. Goldman, Sachs & Co. and GLC Securities Corp., an affiliate of Gruppo, Levey & Co., advised Crosstown Traders, Inc.

     A copy of the press release announcing the agreement is attached as Exhibit
99.1 to this Report, and the text of a transaction summary sheet, a slide presentation, and a cover letter from Dorrit J. Bern, Chairman, CEO and President of Charming Shoppes, Inc, used in connection with the Company's conference call scheduled for 8:45 a.m. on May 20, 2005, which will include a discussion of the acquisition, are attached as Exhibit 99.2, Exhibit 99.3, and 99.4, respectively.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.       Description
-----------       -----------

   99.1           Press Release dated May 19, 2005

   99.2           Charming Shoppes, Inc. Acquisition of Crosstown Traders, Inc.
                  Transaction Summary Sheet

   99.3           Conference Call Slide Presentation

   99.4           Cover Letter dated May 20, 2005 from Dorrit J. Bern

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CHARMING SHOPPES, INC.
                                  (Registrant)
Date: May 19, 2005

                                  /S/ ERIC M. SPECTER
                                  -------------------
                                  Eric M. Specter
                                  Executive Vice President
                                  Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit No.       Description
-----------       -----------

   99.1           Press Release dated May 19, 2005

   99.2           Charming Shoppes, Inc. Acquisition of Crosstown Traders, Inc.
                  Transaction Summary Sheet

   99.3           Conference Call Slide Presentation

   99.4           Cover Letter dated May 20, 2005 from Dorrit J. Bern